Exhibit 99.2

Ozop Energy OZSC Files for Patent

WARWICK, NY, March 9, 2021 - Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), has announced that its fully owned subsidiary Ozop Energy Systems (OES) has announced OES has filed for a patent with the US PTO under MODULAR ENERGY DISTRIBUTION SYSTEM and has been assigned US Serial No. 63/157894.

The patent application covers proprietary methods and procedures that, will allow the expansion of OZOP into the EV charging and support industry. The application relates to the more efficient production, distribution, and delivery of energy, particularly renewable energy, to the EV end consumer.

We at OZOP believe that it is now time to expand on the shift taking place in renewable energy and EV’s to examine and build the support systems that make them crucial to our goal of a Zero Emission Environment.

OZOP has taken the steps necessary to bring together proven developers that will bring OZOP to the top of the markets through innovation. “Now that EVs are here to stay, we need to focus on the rest of the infrastructure for change” said EJ Green, Director of Operations for Ozop Energy Systems.

“Our entire transportation structure was originally designed to be systematic which turned out to be a systemic abuse of our environment and must now be focused on and redesigned from the beginning. We at OES have the vision and ability to help reduce and hopefully remove another stage of environmentally destructive practices that have plagued our systems for over 100 years.”

“Bringing these ideas and technologies to market is extremely exciting knowing we will be making a permanent shift towards helping the environment while being able to capitalize on these new methods” Said Brian Conway CEO of Ozop Energy Systems, “We also look forward to the first rollout in the next short few months.”

For more information on OZOP please follow on the link www.ozopenergy.com

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures, and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

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